                                                                 Exhibit 10.18


                               DIGITAL RIVER, INC.

                      NON-QUALIFIED STOCK OPTION AGREEMENT

                  UNDER THE 1999 NON-OFFICER STOCK OPTION PLAN

         THIS AGREEMENT is made as of _________________, between DIGITAL RIVER, INC., a Delaware corporation (the "Company"), and ___________________________ (the "Optionee").

         THE PARTIES AGREE AS FOLLOWS:

         1. OPTION GRANT. The Company hereby grants to the Optionee an option (the "Option") to purchase the number of shares of the Company's voting common stock (the "Shares"), for an exercise price per share (the "Option Price") and based upon a Grant Date, all as set forth below:

         Shares Under Option:                       ____________
         Option Price Per Share:                    ____________
         Grant Date:                                ____________
         Vesting Commencement Date:                 ____________
         Vesting Schedule (Cumulative):             ____________

         The Option will be subject to all of the terms and conditions set forth herein and in the Company's 1999 Non-Officer Stock Option Plan (the "Non-Officer Plan"), a copy of which is attached hereto and incorporated herein by reference. The Option granted hereunder will be a Non-Qualified Stock Option, NOT intended to qualify as an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended.

         2. STOCKHOLDER RIGHTS. No rights or privileges of a stockholder in the Company are conferred by reason of the granting of the Option. Optionee will not become a stockholder in the Company with respect to the Shares unless and until the Option has been properly exercised and the Option Price fully paid as to the portion of the Option exercised.

         3. TERMINATION. Subject to earlier termination as provided in the Non-Officer Plan, this Option will expire, unless previously exercised in full, on the date ten (10) years from the Grant Date.

         4. TERMS OF THE NON-OFFICER PLAN. The Optionee understands that the Non-Officer Plan includes important terms and conditions that apply to this Option. Those terms include (without limitation): important conditions on the right of the Optionee to exercise the Option; important restrictions on the ability of the Optionee to transfer the Option or to transfer Shares received upon exercise of the Option; and early termination of the Option following the occurrence of certain events, including the Optionee no longer being an employee, director or consultant to or of the Company or its subsidiaries. The Optionee acknowledges that he or she has read the Non-Officer Plan, agrees to be bound by its terms, and makes each of the representations required to be made by the Optionee under it.

                                      1.

         5. MISCELLANEOUS. This Agreement (together with the Non-Officer Plan) sets forth the complete agreement of the parties concerning the subject matter hereof; superseding all prior agreements, negotiations and understandings. This Agreement will be governed by the laws of the State of Minnesota irrespective of such state's choice of law provisions, and may be executed in counterparts.

         The parties hereby have entered into this Agreement as of the date set forth above.

                                      DIGITAL RIVER, INC.

                                      By:
                                          -------------------------------------
                                      Title:   President

                                      "OPTIONEE"

                                      -----------------------------------------




Attachments:      (1) 1999 Non-Officer Stock Option Plan
                  (2) Notice of Exercise



                                      2.